Exhibit 99.1

VOLCANO ANNOUNCES FIRST QUARTER RESULTS
(SAN DIEGO, CA), May 2, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the first quarter of 2013.
For the quarter ended March 31, 2013, Volcano reported revenues of $93.2 million, an increase of three percent on a reported basis versus the same period a year ago and eight percent on a constant currency basis after adjusting for a five percent negative impact from foreign currency. Medical segment revenues increased four percent and nine percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $3.2 million, or $0.06 per share, in the first quarter of 2013, versus net income of $271,000, or $0.00 per diluted share, in the same period a year ago. The results for the first quarter of 2013 include net interest expense of $6.2 million versus $1.2 million a year ago, reflecting the company's convertible debt offering completed in the fourth quarter of 2012. In addition, the company recorded other income of $1.9 million in the first quarter of 2013 related to the proceeds from the sale of a strategic investment. The company also recorded an exchange rate loss of $778,000 in the first quarter of 2013 compared to $175,000 in the first quarter a year ago.
Excluding acquisition related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported non-GAAP earnings per diluted share of $0.02.
“Our results for the quarter reflect continued solid growth for our FFR (Fractional Flow Reserve) disposable revenues, which increased 33 percent and 36 percent year-over-year on a reported and constant currency basis, respectively. However, our intravascular imaging business continued to be impacted negatively by pressure on PCI's, especially in the U.S.,” said Scott Huenekkens, president and chief executive officer of Volcano.
Guidance for 2013
The company provided updated guidance for 2013. Based on current foreign currency exchange rates, it now expects revenues on a reported basis of $394.0-$400.0 million. The new expectations for revenues on a reported basis compare with prior expectations of $406.0-$412.0 million. The company said roughly two-thirds of the reduction in expectations for revenues on a reported basis reflects the impact of foreign currency exchange rates, with the balance due to reduced expectations around PCI volume. The company said it expects revenues in 2013 on a constant currency basis will be in the range of $418.0-$424.0 million.
With respect to its outlook for 2013 on a reported basis, the company expects gross margins will be in the range of 64.5-65.0 percent and that operating expenses will be 65-66 percent of revenues. On a reported basis, the company expects a net loss on a GAAP basis of $0.26-$0.28 per share. This assumes an expected tax benefit of approximately $0.20 per share, based on an annual tax rate of 38.5 percent, combined with a $1 million R&D tax credit from 2012 that was recorded in the first quarter. On a reported basis, the company expects non-GAAP net income of $0.03-$0.05 per diluted share in 2013. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 38 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2013 will be approximately 54.4 million shares and approximately 56.2 million shares on a diluted basis.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (631) 291-4555, passcode 34024703, or via the company's website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through May 9, 2013, at (404) 537-3406, passcode 34024703, and via the company's website at http://www.volcanocorp.com.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcanocorp.com.
Note Regarding Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenue on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors' understanding of the company's short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano's management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangibles represent efforts of the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expense: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company's borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors' results.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano's expected revenues, revenue growth and financial results for the year ending December 31, 2013, its growth and other strategies and ability to execute on those strategies, competitive positioning, target markets, development of its base business and pipeline, benefits from recent acquisitions and benefits from its products and technologies. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin or other projections may turn out be inaccurate or Volcano may encounter unanticipated difficulty in achieving those projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company's reaction to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process obtaining regulatory approval or clearance for Volcano's products or devices; the success of Volcano's growth and other strategies including integration of recently-acquired businesses and our ability to integrate businesses from future acquisitions; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; investigations and claims; the impact and benefits of market development and the related size of

Volcano's addressable markets; our ability to project our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our 10-K for the year ended December 31, 2012, and other filings made with the Securities and Exchange Commission, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended March 31,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$4.7	5.2	(8)%	$—	—%	(8)%
Japan	1.0	0.9	7	(0.1)	(16)	23
Europe	1.6	1.1	48	—	(1)	49
Rest of world	1.6	0.9	73	—	—	73
Total Consoles	8.9	8.1	10	$(0.1)	(2)	12

IVUS single-procedure disposables:
United States	19.3	19.7	(2)%	$—	—%	(2)%
Japan	20.7	26.6	(22)	(3.2)	(12)	(10)
Europe	5.8	5.4	7	—	—	(7)
Rest of world	2.2	1.8	20	—	—	20
Total IVUS single-procedure disposables	48.0	53.5	(10)	$(3.2)	(6)	(4)

FFR single-procedure disposables:
United States	13.7	11.7	17%	$—	—%	17%
Japan	4.5	1.8	150	(0.7)	(38)	188
Europe	7.8	6.2	27	—	—	27
Rest of world	0.8	0.5	68	—	—	68
Total FFR single-procedure disposables	26.8	20.2	33	$(0.7)	(3)	36

Other	8.0	6.6	20%	$(0.2)	(4)%	24%
Sub-total medical segment	91.7	88.4	4	$(4.2)	(5)	9

Industrial segment	1.5	2.0	(25)%	$—	(1)%	(24)%
Total	93.2	90.4	3	$(4.2)	(5)	8

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$93,231	$90,360
Cost of revenues, excluding amortization of intangibles	33,127	29,573
Gross profit	60,104	60,787
Operating expenses:
Selling, general and administrative	43,829	44,345
Research and development	15,651	13,649
Amortization of intangibles	834	872
Acquisition-related items	1,578	—
Total operating expenses	61,892	58,866
Operating (loss) income	(1,788)	1,921
Interest income	338	230
Interest expense	(6,545)	(1,472)
Exchange rate loss	(778)	(175)
Other, net	1,898	(96)
(loss) income before income tax	(6,875)	408
Income tax (benefit) expense	(3,714)	137
Net (loss) income	$(3,161)	$271
Net (loss) income per share:
Basic	$(0.06)	$0.01
Diluted	$(0.06)	$—
Shares used in calculating net (loss) income per share:
Basic	54,189	52,929
Diluted	54,189	54,985

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2013	2012
Operating activities
Net (loss) income	$(3,161)	$271
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,123	5,791
Amortization (accretion) of investment premium (discount), net	631	269
Accretion of debt discount on convertible senior notes	4,572	1,212
Accretion of contingent consideration	936	—
Non-cash stock compensation expense	3,598	3,617
Gain on other long-term investment	(1,925)	—
Effect of exchange rate changes and others	4,604	306
Changes in operating assets and liabilities	(23,249)	(961)
Net cash (used in) provided by operating activities	(7,871)	10,505
Investing activities
Purchase of short-term and long-term available-for-sale securities	(110,520)	(110,762)
Sale or maturity of short-term and long-term available-for-sale securities	67,137	67,577
Capital expenditures	(7,290)	(14,437)
Cash paid for other intangible assets and investments	(870)	(758)
Proceeds from sale of long-term investment	3,426	—
Net cash used in investing activities	(48,117)	(58,380)
Financing activities
Repayment of capital lease liability	(11)	(22)
Proceeds from sale of common stock under employee stock purchase plan	1,712	1,899
Proceeds from exercise of common stock options	691	2,988
Net cash provided by financing activities	2,392	4,865
Effect of exchange rate changes on cash and cash equivalents	(724)	(562)
Net decrease in cash and cash equivalents	(54,320)	(43,572)
Cash and cash equivalents, beginning of period	330,635	107,016
Cash and cash equivalents, end of period	$276,315	$63,444

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$276,315	$330,635
Short-term available-for-sale investments	132,289	140,960
Accounts receivable, net	71,003	76,348
Inventories	57,157	52,811
Prepaid expenses and other current assets	26,939	21,773
Total current assets	563,703	622,527
Restricted cash	692	711
Long-term available-for-sale investments	95,783	44,385
Property and equipment, net	106,067	104,385
Intangible assets, net	50,605	50,657
Goodwill	51,577	51,577
Other non-current assets	26,712	28,102
Total Assets	$895,139	$902,344

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,195	$16,284
Accrued compensation	19,055	23,227
Accrued expenses and other current liabilities	17,314	23,476
Deferred revenues	9,383	9,789
Contingent consideration	2,936	2,908
Current maturities of long-term debt	57	53
Total current liabilities	60,940	75,737
Convertible senior notes	386,835	382,300
Other long-term debt	1,174	1,119
Deferred revenues	4,399	4,661
Contingent consideration, non-current portion	28,231	27,323
Other non-current liabilities	2,744	2,859
Total liabilities	484,323	493,999
Stockholders' equity	410,816	408,345
Total Liabilities and Stockholders' Equity	$895,139	$902,344

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended March 31, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(3,161)	$(0.06)
Acquisition related items	1,578	978	0.02
Amortization of intangibles	834	517	0.01
Non-cash interest expense on convertible notes	4,572	2,835	0.05
Non-GAAP net income income	$6,984	$1,169	$0.02

Weighted average shares outstanding—diluted			54,189

(1) Effective tax rate of 38% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(unaudited)

	2013
	Guidance Range
	From	To
GAAP net loss net per share - basic	$(0.28)	$(0.26)
GAAP net loss net per share - diluted	$(0.28)	$(0.26)
Acquisition-related items	0.06	0.06
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.21	0.21
Non-GAAP net income per share - diluted	$0.03	$0.05
Weighted average shares outstanding - basic	54,400	54,400
Weighted average shares outstanding - diluted	56,200	56,200